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                                                                   Exhibit 10.12

                                      LEASE

THIS AGREEMENT made this 30th day of September, 1999, between A & A Investment Company, a Colorado General Partnership (consisting of Esther Appleman Trust B and Steven Appleman), c/o A & A Investment Company, 153 Denargo Market, Denver, Colorado 80216 (herein called the "Landlord") and Rocky Mountain Fresh and Natural Inc. (herein called the "Tenant").

                                   WITNESSETH:

         That Landlord for and in consideration of the mutual covenants herein contained and upon the terms and conditions herein set forth does by these presents, let, lease and demise unto Tenant, and said Tenant, in consideration thereof, does hereby lease, hire and take from Landlord the following described premises, situated in the City of Denver, County of Denver, State of Colorado, to wit:

         Premises at 110 Denargo Market, outlined in red on the plan attached hereto and incorporated herein by this reference, together with all appurtenances and the building and improvements therein, for a term of two (2) years, beginning on November 1, 1999, and ending on October 31, 2001. The rental for the term shall be in the sum of Fifty Seven Thousand Six Hundred Dollars payable at Two Thousand Four Hundred Dollars per month, payable in advance on the first day of each and every month during the term of this agreement.

         It is hereby mutually covenanted and agreed this lease is made upon the foregoing and upon the following agreements, conditions, covenants and terms, to wit:

         1. Landlord represents and warrants that it is the owner of the demised premises in fee simple and that it has lawful title and right to make this lease for the term aforesaid and that Tenant on paying the rent and performing the covenants aforesaid, shall and may peaceably and quietly have, hold and enjoy the said demised premises for the term aforesaid.

         2. Tenant shall, during the term hereby granted, pay to Landlord the rent herein reserved at the time and in the manner provided. Said rental shall be paid to Landlord at A & A Investment Company, 153 Denargo Market, Denver, Colorado 80216 unless Landlord shall designate, in writing, a different address at which said rental shall be
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payable.

         3. Tenant at its own expense may from time to time install partitions, machinery, tools, equipment and other trade fixtures of any kind whatsoever and shall have the right to during or at the termination of this lease or of any renewal thereof to remove any and all of the same which may have been placed within or attached and affixed to said building and premises by Tenant, and any such trade fixtures shall not be considered as belonging to Landlord by reason of affixing or attaching the same to said building or premises or any part thereof. Tenant agrees, however, to repair immediately all damage to said premises caused by the existence of, the attachment to or removal of same from said premises.

         4. Tenant, at its own expense, may from time to time during the term of this lease make alterations, additions and improvements on and to the demised premises, provided, however, that Tenant shall not make structural changes without the written consent of Landlord. At the termination of this lease or any option period, Tenant may, at Landlord's sole option, be required to remove or pay for the removal of any such alterations, additions or improvements with 30 days' notice to Tenant prior to termination of Lease.

         5. Tenant shall pay, in addition to the rent, for all utilities, including gas, water, fuel, electricity, used upon or furnished to the demised premises.

         6. Landlord will make, at its own expense, all structural and exterior walls repairs and all repairs to the roof, and any and all work required by any public authority, law ordinance or regulation. Landlord will maintain parking and loading areas and foundations. February 6, 2001.

         Tenant will make, at its own expense, during the term of this lease, such repairs to the interior of the premises as may be necessary to maintain the interior thereof in as good condition as at the beginning of the term of this lease, reasonable wear and tear and damage by fire or other casualty and the elements excepted.

         7. Tenant shall have the right, subject to Landlord's prior written approval, to sublet or assign this lease to any person, firm or corporation for any lawful use or purposes, provided, however, that no sublease or assignment shall, in any manner, operate to release Tenant from the full performance of all the terms and conditions on its part to be performed and Tenant shall continue fully liable for the performance thereof.
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         8. If the demised premises are totally destroyed (or so substantially damaged as to the untenable by Tenant in Tenant's sole and absolute discretion), by fire, explosion, storm, or other casualty, this lease shall be apportioned as of that date, and there shall be no further liability between the parties hereto. If the demised premises are damaged but not rendered wholly untenable by any such casualty, the rent shall abate in proportion as the premises has been damaged and the Tenant's use thereof has been impaired, the Landlord shall restore the premises as speedily as practicable, whereupon full rent shall recommence, and if the premises are not fully restored within one hundred eight
(180) days this lease may thereupon, at the option of the Tenant, be terminated upon (10) days' written notice to the Landlord, and the rent shall be apportioned as of the date of such termination, and there shall be no further liability between the parties hereto.

         9. In the event there be any tax assessment or unsatisfied mechanics' liens or other liens affecting the premises, which liens have been created by acts of Tenant, Landlord shall have the right to satisfy such liens and Landlord shall have the right of reimbursement against Tenant therefor, with interest at nine percent (9%) from the date that Landlord may make payments to satisfy such liens. It is understood, however, the Landlord may not make payments to satisfy such liens without giving notice to Tenant and allowing Tenant ten (10) days after the giving of such notice within which to satisfy the lien.

         10. Tenant may, at Tenant's own risk, lawfully erect or cause to be erected or permit the erection of such signs as it may see fit, on the exterior walls and roof of premises, provided that such signs shall be permitted by governmental authorities, and Tenant agrees to maintain said signs in a good state of repair and to remove the same at the end of the term of this lease or any renewal thereof, repairing any damage caused by such removal.

         11. It is understood and agreed that wherever the consent or approval of Landlord is required hereunder, Landlord shall not unreasonably withhold such consent or approval.

         12. In the event Tenant shall default in the payment of such rent and such default continues for thirty (30) days after notice of default is given Tenant, or in the event Tenant defaults in the performance of any other of the terms of this lease on its part to be performed and fails to make prompt steps to rectify the default within ten (10) days after
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written notice of such default is given to it, then Landlord, may at its option, terminate this lease by serving upon Tenant written notice thereof by registered or certified mail and after receipt of such notice Tenant shall become a tenant at will and Landlord shall have the right to enter upon and repossess itself of the premises; provided, however, that if default by Tenant (except payment of rent) cannot reasonably be remedied within ten (10) days after notice of default, then Tenant shall have the additional time reasonably necessary to remedy the same before the lease can be terminated or other remedy enforced by Landlord.

         13. Landlord covenants, agrees and warrants that applicable zoning and similar laws and regulations permit the use of the demised premises for the storage, sale and distribution of food products and other items of merchandise generally sold in conjunction with such business, and that there are no deeds or other restrictions prohibiting or limiting such use.

         14. All notices given or required to be given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail to the Landlord at the address stated in Article 2 above, or to Tenant at the demised premises, as the case may be, unless and until such party shall designate, in writing a further or different address to which subsequent notices shall be sent. The time of giving such notice shall be deemed to be when such notice is mailed, excepting notices of default shall not be deemed to be given until received.

         15. Landlord shall pay all real property taxes on the premises, however denominated.

         16. Tenant shall at Tenant's sole cost and expense, carry public liability and property damage insurance in minimum amounts of not less than Three Hundred Thousand ($300,000.00) Dollars per person, Six Hundred Thousand ($600,000.00) Dollars per occurrence public liability, and Seventy-Five Thousand ($75,000.00) Dollars per occurrence property damage; said insurance shall name Landlord as coinsured and a certificate of such insurance, bearing the following endorsements, shall be deposited with Landlord:

         (A) "Before changing or canceling this policy, the insurance company agrees to give (5) days prior written notice to A & A Investment Co."
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         (B)      "Notice is received and accepted that insured has waived right of recovery from A & A Investment Co."

         Notwithstanding anything herein to the contrary, it is specifically understood and agreed that Tenant shall indemnify and hold harmless Landlord from any and all losses or claims of any kind or nature whatsoever arising during the course of the tenancy of the demised premises.

         17. If more than fifty percent (50%) of the Premises are taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking prevents or materially interferes with the use of the Premises for the purpose for which they were leased to Tenant, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date of such taking. If less than fifty percent (50%) of the Premises are taken from any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all the circumstances. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be property of the Landlord, and Tenant hereby assigns any interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant's fixtures and improvements, if a separate award for such items is made to Tenant.

         18. The terms and conditions of this lease shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the parties hereto.

         19. Tenant will provide normal routine maintenance for compressors and other refrigeration equipment for the full term of this lease.

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed by their duly authorized officers, and their corporate seals to be hereunto affixed, the day and year first above written.

ATTEST:                            A & A INVESTMENT COMPANY
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                                        /s/
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                                            STEVEN APPLEMAN, General Partner

ATTEST:                            ROCKY MOUNTAIN FRESH AND
                                   NATURAL, INC.



                                        /s/
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                                            BARRY STOLBOF, President